Exhibit 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

COMERICA INCORPORATED

4.000% SENIOR NOTES DUE 2029

No. R-1	$350,000,000

CUSIP 200340 AT4
ISIN US200340AT44

Comerica Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) on February 1, 2029, and to pay interest thereon from February 1, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 2019, at the rate of 4.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 16 or July 16 (whether or not a Business Day), respectively, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 1, 2019	COMERICA INCORPORATED

By:
	Name:	Muneera S. Carr
	Title:	Executive Vice President and Chief Financial Officer

Attest:

By:
Name:	John D. Buchanan
Title:	Executive Vice President –
Chief Legal Officer and Corporate Secretary

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

    as Trustee

By:
Authorized Officer

Dated: February 1, 2019

COMERICA INCORPORATED

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an indenture, dated as of May 23, 2014 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $350,000,000; provided the Company may, without the giving of notice or seeking of consent of holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms (other than the original issue date and, in some cases, the public offering price, initial interest accrual date and initial interest payment date) as the Securities, which additional Securities will, together with the existing Securities, constitute a single series of debt securities under the Indenture.

If any Interest Payment Date, other than the maturity date, falls on a day that is not a Business Day (as defined below), the interest payment will be postponed to the next succeeding Business Day, but such payment shall be treated as having been made on the Interest Payment Date with the same force and effect as if made on the Interest Payment Date and Holders will not be entitled to any further interest or other payments with respect to any such postponement. If the maturity date of this Security falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day with the same force and effect as if made on the maturity date and Holders will not be entitled to any further interest or other payments with respect to such postponement. “Business Day” means any day, other than a Saturday, a Sunday or a day in the City of New York on which banking institutions are authorized or obligated by law or executive order to close.

The Securities of this series are subject to redemption at any time or from time to time on and after November 3, 2028, as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. The Securities will not be entitled to any sinking fund.

The Indenture contains provisions for (a) defeasance at any time of the entire indebtedness evidenced by this Security along with the obligations of the Company, subject, in each case, to the exceptions set forth in Section 13.2 of the Indenture and (b) defeasance with respect to the obligations of the Company pursuant to Section 13.3 of the Indenture, in each case of (a) and (b) upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If (1) the Depositary notifies the Company that it is no longer willing or able to act as a depository or clearing system for the Securities or the Depositary ceases to be registered or in good standing under the Exchange Act, and a successor depository or clearing system is not appointed within 90 days after the Company has received notice or become aware of this condition, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form under the Indenture or (3) upon the occurrence and continuation of an Event of Default, then, upon surrender by the Depositary of the Global Security, certificated Securities will be issued to each person that the Depositary identifies as the owner of the Securities represented by the Global Securities. Upon any such issuance, the Trustee is required to register the certificated Securities in the name of the Person or Persons or the nominee of any of these Persons and cause the same to be delivered to these Persons.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -
(Minor)

Custodian
(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                         as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.